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                                                                   EXHIBIT 99.04

                             DELAWARE CODE ANNOTATED
              TITLE 12. DECEDENTS' ESTATES AND FIDUCIARY RELATIONS
                           PART V. FIDUCIARY RELATIONS
                CHAPTER 38. TREATMENT OF DELAWARE BUSINESS TRUSTS



s 3801  Definitions.

     (a) "Business trust" means an unincorporated association which (i) is created by a trust instrument under which property is or will be held, managed, administered, controlled, invested, reinvested and/or operated, or business or professional activities for profit are carried on or will be carried on, by a trustee or trustees for the benefit of such person or persons as are or may become entitled to a beneficial interest in the trust property, including but not limited to a trust of the type known at common law as a "business trust," or "Massachusetts trust," or a trust qualifying as a real estate investment trust under s 856 et seq., of the United States Internal Revenue Code of 1986 [26 U.S.C. s 856 et seq.], as amended, or under any successor provision, or a trust qualifying as a real estate mortgage investment conduit under s 860D of the United States Internal Revenue Code of 1986 [26 U.S.C. s 860D], as amended, or under any successor provision, and (ii) files a certificate of trust pursuant to s 3810 of this title. Any such association heretofore or hereafter organized shall be a business trust and a separate legal entity. A business trust may be organized to carry on any lawful business or activity, whether or not conducted for profit, and/or for any of the purposes referred to in clause (i) of this subsection (including, without limitation, for the purpose of holding or otherwise taking title to property, whether in an active or custodial capacity).
     (b) "Beneficial owner" means any owner of a beneficial interest in a business trust, the fact of ownership to be determined and evidenced (whether by means of registration, the issuance of certificates or otherwise) in conformity to the applicable provisions of the governing instrument of the business trust.
     (c) "Trustee" means the person or persons appointed as a trustee in accordance with the governing instrument of a business trust, and may include the beneficial owners or any of them.
     (d) "Person" means a natural person, partnership, limited partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.
     (e) "Other business entity" means a corporation, a partnership (whether general or limited), a common-law trust or any other unincorporated business, excluding a business trust.
     (f) "Governing instrument" means a trust instrument which creates a business trust and provides for the governance of the affairs of the business trust and the conduct of its business. A governing instrument:
          (1) May provide that a person shall become a beneficial owner and shall become bound by the governing instrument if such person (or a representative authorized by such person orally, in writing or by other action such as payment for a beneficial interest) complies with the conditions for becoming a beneficial owner set forth in the governing instrument or any other writing and acquires a beneficial interest; and
          (2) May consist of 1 or more agreements, instruments or other writings and may include or incorporate bylaws containing provisions relating to the business of the business trust, the conduct of its affairs and its rights or powers or the rights or powers of its trustees, beneficial owners, agents or employees.

s 3802  Contributions by beneficial owners.

     (a) A contribution of a beneficial owner to the business trust may be in cash, property or services rendered, or a promissory note or other obligation to contribute cash or property or to perform services; provided however, that a person may become a beneficial owner of a business trust and may receive a beneficial interest in a business trust without making a contribution or being obligated to make a contribution to the business trust.
     (b) Except as provided in the governing instrument, a beneficial owner is obligated to the business trust to perform any promise to contribute cash, property or to perform services, even if the beneficial owner is unable to perform because of death, disability or any other reason. If a beneficial owner does not make the required contribution of property or services, the beneficial owner is obligated at the option of the business trust to contribute cash equal to that portion of the agreed value (as stated in the records of the business trust) of the contribution that has not been made. The foregoing option shall be in addition to, and not in lieu of, any other rights, including the right to specific


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performance, that the business trust may have against such beneficial owner under the governing instrument of applicable law.
     (c) A governing instrument may provide that the interest of any beneficial owner who fails to make any contribution that the beneficial owner is obligated to make shall be subject to specific penalties for, or specified consequences of, such failure. Such penalty or consequence may take the form of reducing or eliminating the defaulting beneficial owner's proportionate interest in the business trust, subordinating the beneficial interest to that of nondefaulting beneficial owners, a forced sale of the beneficial interest, forfeiture of the beneficial interest, the lending by other beneficial owners of the amount necessary to meet the beneficiary's commitment, a fixing of the value of the defaulting beneficial owner's beneficial interest by appraisal or by formula and redemption or sale of the beneficial interest at such value, or any other penalty or consequence.

s 3803  Liability of beneficial owners and trustees.

     (a) Except to the extent otherwise provided in the governing instrument of the business trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.
     (b) Except to the extent otherwise provided in the governing instrument of a business trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.
     (c) Except to the extent otherwise provided in the governing instrument of a business trust, an officer, employee, manager or other person acting pursuant to s 3806(b)(7) of this title, when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

s 3804  Legal proceedings.

     (a) A business trust may sue and be sued, and service of process upon 1 of the trustees shall be sufficient. In furtherance of the foregoing, a business trust may be sued for debts and other obligations or liabilities contracted or incurred by the trustees, or by the duly authorized agents of such trustees, in the performance of their respective duties under the governing instrument of the business trust, and for any damages to persons or property resulting from the negligence of such trustees or agents acting in the performance of such respective duties. The property of a business trust shall be subject to attachment and execution as if it were a corporation, subject to s 3502 of Title
10. Notwithstanding the foregoing provisions of this section, in the event that the governing instrument of a business trust, including a business trust which is a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. s 80a-1 et seq.), creates 1 or more series as provided in s 3806(b)(2) of this title, and if separate and distinct records are maintained for any such series and the assets associated with any such series are held and accounted for separately from the other assets of the business trust, or any other series thereof, and if the governing instrument so provides, and notice of the limitation on liabilities of a series as referenced in this sentence is set forth in the certificate of trust of the business trust, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the business trust generally.
     (b) A trustee of a business trust may be served with process in the manner prescribed in subsection (c) of this section in all civil actions or proceedings brought in the State involving or relating to the activities of the business trust or a violation by a trustee of a duty to the business trust, or any beneficial owner, whether or not the trustee is a trustee at the time suit is commenced. Every resident or nonresident of the State who accepts election or appointment or serves as a trustee of a business trust shall, by such acceptance or service, be deemed thereby to have consented to the appointment of the Delaware trustee or registered agent of such business trust required by s 3807 of this title (or, if there is none, the Secretary of State) as such person's agent upon whom service of process may be made as provided in this section.
Such acceptance or service shall signify the consent of such trustee that any process when so served shall be of the same legal force and validity as if served upon such trustee within the State and such appointment of such Delaware trustee or registered agent (or, if there is none, the Secretary of State) shall be irrevocable.
     (c) Service of process shall be effected by serving the Delaware trustee or registered agent of such business trust required by s 3807 of this title (or, if there is none, the Secretary of State) with 1 copy of such process in the

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manner provided by law for service of writs of summons.  In the event service is made under this subsection upon the Secretary of State, the plaintiff shall pay to the Secretary of State the sum of $50 for the use of the State, which sum shall be taxed as part of the costs of the proceeding if the plaintiff shall prevail therein. In addition, the Prothonotary or the Register in Chancery of the court in which the civil action or proceeding is pending shall, within 7 days of such service, deposit in the United States mails, by registered mail, postage prepaid, true and attested copies of the process, together with a statement that service is being made pursuant to this section, addressed to the defendant at the defendant's address last known to and furnished by the party desiring to make such service.
     (d) In any action in which any such trustee has been served with process as hereinafter provided, the time in which a defendant shall be required to appear and file a responsive pleading shall be computed from the date of mailing by the Prothonotary or the Register in Chancery as provided in subsection (c) of this section; provided however, the court in which such action has been commenced may order such continuance or continuances as may be necessary to afford such trustee reasonable opportunity to defend the action.
     (e) In the governing instrument of the business trust or other writing, a trustee may consent to be subject to the nonexclusive jurisdiction of the courts of, or arbitration in, a specified jurisdiction, or the exclusive jurisdiction of the courts of, or the exclusivity of arbitration in, the State, and to be served with legal process in the manner prescribed in such governing instrument of the business trust or other writing.
     (f) Nothing herein contained limits or affects the right to serve process in any other manner now or hereafter provided by law. This section is an extension of and not a limitation upon the right otherwise existing of service of legal process upon nonresidents.
     (g) The Court of Chancery and the Superior Court may make all necessary rules respecting the form of process, the manner of issuance and return thereof and such other rules which may be necessary to implement this section and are not inconsistent with this section.
     (h) A partnership (whether general or limited), corporation or other nonnatural person formed or organized under the laws of any foreign country or other foreign jurisdiction or the laws of any state other than the State of Delaware shall not be deemed to be doing business in the State solely by reason of its being a trustee of a business trust.

s 3805  Rights of beneficial owners in trust property.

     (a) Except to the extent otherwise provided in the governing instrument of the business trust, a beneficial owner shall have an undivided beneficial interest in the property of the business trust and shall share in the profits and losses of the business trust in the proportion (expressed as a percentage) of the entire undivided beneficial interest in the business trust owned by such beneficial owner. The governing instrument of a business trust may provide that the business trust or the trustees, acting for and on behalf of the business trust, shall be deemed to hold beneficial ownership of any income earned on securities of the business trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.
     (b) No creditor of the beneficial owner shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the business trust.
     (c) A beneficial owner's beneficial interest in the business trust is personal property notwithstanding the nature of the property of the trust. Except to the extent otherwise provided in the governing instrument of a business trust, a beneficial owner has no interest in specific business trust property.
     (d) A beneficial owner's beneficial interest in the business trust is freely transferable except to the extent otherwise provided in the governing instrument of the business trust.
     (e) Except to the extent otherwise provided in the governing instrument of a business trust, at the time a beneficial owner becomes entitled to receive a distribution, the beneficial owner has the status of, and is entitled to all remedies available to, a creditor of the business trust with respect to the distribution. A governing instrument may provide for the establishment of record dates with respect to allocations and distributions by a business trust.

s 3806  Management of business trust.

     (a) Except to the extent otherwise provided in the governing instrument of a business trust, the business and affairs of a business trust shall be managed by or under the direction of its trustees. To the extent provided in the governing instrument of a business trust, any person (including a beneficial owner) shall be entitled to direct the trustees or other persons in the management of the business trust. Except to the extent otherwise provided in the governing

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instrument of a business trust, neither the power to give direction to a trustee or other persons nor the exercise thereof by any person (including a beneficial owner) shall cause such person to be a trustee.
     (b) A governing instrument may contain any provision relating to the management of the business and affairs of the business trust, and the rights, duties and obligations of the trustees, beneficial owners and other persons, which is not contrary to any provision or requirement of this chapter and, without limitation:
          (1) May provide for classes, groups or series of trustees or beneficial owners, or classes, groups or series of beneficial interests, having such relative rights, powers and duties as the governing instrument may provide, and may make provision for the future creation in the manner provided in the governing instrument of additional classes, groups or series of trustees, beneficial owners or beneficial interests, having such relative rights, powers and duties as may from time to time be established, including rights, powers and duties senior or subordinate to existing classes, groups or series of trustees, beneficial owners or beneficial interests;
          (2) May establish or provide for the establishment of designated series of trustees, beneficial owners or beneficial interests having separate rights, powers or duties with respect to specified property or obligations of the business trust or profits and losses associated with specified property or obligations, and, to the extent provided in the governing instrument, any such series may have a separate business purpose or investment objective;
          (3) May provide for the taking of any action, including the amendment of the governing instrument, the accomplishment of a merger or consolidation, the appointment of one or more trustees, the sale, lease, exchange, transfer, pledge or other disposition of all or any part of the assets of the business trust or the assets of any series, or the dissolution of the business trust, or may provide for the taking of any action to create under the provisions of the governing instrument a class, group or series of beneficial interests that was not previously outstanding, in any such case without the vote or approval of any particular trustee or beneficial owner, or class, group or series of trustees or beneficial owners;
          (4) May grant to (or withhold from) all or certain trustees or beneficial owners, or a specified class, group or series of trustees or beneficial owners, the right to vote, separately or with any or all other classes, groups or series of the trustees or beneficial owners, on any matter, such voting being on a per capita, number, financial interest, class, group, series or any other basis;
          (5) May, if and to the extent that voting rights are granted under the governing instrument, set forth provisions relating to notice of the time, place or purpose of any meeting at which any matter is to be voted on, waiver of any such notice, action by consent without a meeting, the establishment of record dates, quorum requirements, voting in person, by proxy or in any other manner, or any other matter with respect to the exercise of any such right to vote;
          (6) May provide for the present or future creation of more than 1 business trust, including the creation of a future business trust to which all or any part of the assets, liabilities, profits or losses of any existing business trust will be transferred, and for the conversion of beneficial interests in an existing business trust, or series thereof, into beneficial interests in the separate business trust, or series thereof; or
          (7) May provide for the appointment, election or engagement, either as agents or independent contractors of the business trust or as delegatees of the trustees, of officers, employees, managers or other persons who may manage the business and affairs of the business trust and may have such titles and such relative rights, powers and duties as the governing instrument shall provide. Except to the extent otherwise provided in the governing instrument of a business trust, the trustees shall choose and supervise such officers, managers, employees and other persons.
     (c) To the extent that, at law or in equity, a trustee has duties (including fiduciary duties) and liabilities relating thereto to a business trust or to a beneficial owner:
          (1) Any such trustee acting under a governing instrument shall not be liable to the business trust or to any such beneficial owner for the trustee's good faith reliance on the provisions of such governing instrument; and
          (2) The trustee's duties and liabilities may be expanded or restricted by provisions in a governing instrument.
     (d) To the extent that, at law or in equity, an officer, employee, manager or other person designated pursuant to subsection (b)(7) of this section has duties (including fiduciary duties) and liabilities relating thereto to a business trust, a beneficial owner or a trustee:
          (1) Any such officer, employee, manager or other person acting under a governing instrument shall not be liable to the business trust, any beneficial owner or any trustee for such person's good faith reliance on the provisions of such governing instrument; and
          (2) The duties and liabilities of an officer, employee, manager or other person acting pursuant to subsection (b)(7) of this section may be expanded or restricted by provisions in a governing instrument.

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s 3807  Trustee in State.

     (a) Every business trust shall at all times have at least 1 trustee which, in the case of a natural person, shall be a person who is a resident of this State or which, in all other cases, has its principal place of business in this State.
     (b) Notwithstanding the provisions of subsection (a) of this section, if a business trust is, becomes, or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. ss 80a- 1 et seq.), such business trust shall not be required to have a trustee who is a resident of this State or who has a principal place of business in this State if and for so long as such business trust shall have and maintain in this State:
          (1) A registered office, which may but need not be a place of business in this State; and
          (2) A registered agent for service of process on the business trust, which agent may be either an individual resident in this State whose business office is identical with such business trust's registered office, or a domestic corporation, or a foreign corporation authorized to transact business in this State, having a business office identical with such registered office.
     (c) Any business trust maintaining a registered office and registered agent in this State under subsection (b) of this section may change the location of its registered office in this State to any other place in this State, or may change the registered agent to any other person or corporation (meeting the requirements contained in subsection (b) of this section), by filing an amendment to its certificate of trust in accordance with the applicable provisions of this chapter. If a business trust which is an investment company registered as aforesaid maintains a registered office and registered agent in this State as herein provided, then the reference in s 3810(a)(1)b. of this title to the "name and the business address of at least 1 of the trustees meeting the requirements of s 3807 of this title" shall be deemed a reference to the name and the business address of the registered agent and registered office maintained under this section, and the certificate of trust filed under s 3810 of this title shall reflect such information in lieu of the information otherwise required by s 3810(a)(1)b. of this title.
     (d) Service of process upon a registered agent maintained by a business trust pursuant to subsection (b) of this section shall be as effective as if served upon one of the trustees of the business trust pursuant to s 3804 of this title.

s 3808  Existence of business trust.

     (a) Except to the extent otherwise provided in the governing instrument of the business trust, a business trust shall have perpetual existence, and a business trust may not be terminated or revoked by a beneficial owner or other person except in accordance with the terms of its governing instrument.
     (b) Except to the extent otherwise provided in the governing instrument of a business trust, the death, incapacity, dissolution, termination or bankruptcy of a beneficial owner shall not result in the termination or dissolution of a business trust.

s 3809  Applicability of trust law.

     Except to the extent otherwise provided in the governing instrument of a business trust or in this chapter, the laws of this State pertaining to trusts are hereby made applicable to business trusts; provided however, that for purposes of taxation under Title 30 a business trust shall be classified as a corporation, an association, a partnership, a trust or otherwise, as shall be determined under the United States Internal Revenue Code of 1986, as amended, or under any successor provision.

s 3810  Certificate of trust; amendment; restatement; cancellation.

     (a)(1) Every business trust shall file a certificate of trust in the office of the Secretary of State. The certificate of trust shall set forth:
               a. The name of the business trust;
               b. The name and the business address of at least 1 of the trustees meeting the requirements of s 3807 of this title;
               c. The future effective date or time (which shall be a date or time certain) of effectiveness of the certificate if it is not to be effective upon the filing of the certificate; and

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               d. Any other information the trustees determine to include therein.
          (2) The filing of a certificate of trust in the office of the Secretary of State shall make it unnecessary to file any other documents under Chapter 31 of Title 6.
     (b)(1) A certificate of trust may be amended by filing a certificate of amendment thereto in the office of the Secretary of State. The certificate of amendment shall set forth:
               a. The name of the business trust;
               b. The amendment to the certificate; and
               c. The future effective date or time (which shall be a date or time certain) of effectiveness of the certificate if it is not to be effective upon the filing of the certificate.
          (2) A certificate of trust may be amended at any time for any purpose as the trustees may determine. A trustee who becomes aware that any statement in a certificate of trust was false when made or that any matter described has changed making the certificate false in any material respect shall promptly file a certificate of amendment.
     (c)(1) A certificate of trust may be restated by integrating into a single instrument all of the provisions of the certificate of trust which are then in effect and operative as a result of there having been theretofore filed 1 or more certificates of amendment pursuant to subsection (b) of this section, and the certificate of trust may be amended or further amended by the filing of a restated certificate of trust. The restated certificate of trust shall be specifically designated as such in its heading and shall set forth:
               a. The present name of the business trust, and if it has been changed, the name under which the business trust was originally formed;
               b. The date of filing of the original certificate of trust with the Secretary of State;
               c. The information required to be included pursuant to subsection
(a) of this section; and
               d. Any other information the trustees determine to include therein.
          (2) A certificate of trust may be restated at any time for any purpose as the trustees may determine. A trustee who becomes aware that any statement in a restated certificate of trust was false when made or that any matter described has changed making the restated certificate false in any material respect shall promptly file a certificate of amendment or a restated certificate of trust.
     (d) A certificate of trust shall be cancelled upon the completion of winding up of the business trust and its termination. A certificate of cancellation shall be filed in the office of the Secretary of State and set forth:
          (1) The name of the business trust;
          (2) The date of filing of its certificate of trust;
          (3) The future effective date or time (which shall be a date or time certain) of cancellation if it is not to be effective upon the filing of the certificate; and
          (4) Any other information the trustee determines to include therein.

s 3811  Execution of certificate.

     (a) Each certificate required by this chapter to be filed in the office of the Secretary of State shall be executed in the following manner:
          (1) A certificate of trust must be signed by all of the trustees;
          (2) A certificate of amendment must be signed by at least one of the trustees;
          (3) A certificate of cancellation must be signed by all of the trustees or as otherwise provided in the governing instrument of the business trust; and
          (4) If a business trust is filing a certificate of merger or consolidation, the certificate of merger or consolidation must be signed by all of the trustees or as otherwise provided in the governing instrument of the business trust, or if the certificate of merger or consolidation is being filed by another business entity, the certificate of merger or consolidation must be signed by a person authorized to execute such instrument on behalf of such other business entity.
     (b) The execution of a certificate by a trustee constitutes an oath or affirmation, under the penalties of perjury in the third degree, that, to the best of the trustee's knowledge and belief, the facts stated therein are true.

s 3812  Filing of certificate.

     (a) The original signed copy, together with a duplicate copy, which may be either a signed or conformed copy, of the certificate of trust and any certificates of amendment or cancellation or any certificate of merger or consolidation

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shall be delivered to the Office of the Secretary of State. Unless the Secretary of State finds that any certificate does not conform to law, upon receipt of all filing fees required by law the Secretary shall:
          (1) Certify that the certificate of trust, the certificate of amendment, the certificate of cancellation or the certificate of merger or consolidation has been filed in the Secretary's office by endorsing upon the original certificate the word "Filed", and the date and hour of the filing. This endorsement is conclusive of the date and time of its filing in the absence of actual fraud;
          (2) File and index the endorsed certificate; and
          (3) Return the duplicate copy, similarly endorsed, to the person who filed it or person's representative.
     (b) Upon the filing of a certificate of trust in the Office of the Secretary of State, or upon the future effective date or time of a certificate of trust as provided for therein, the certificate of trust shall be effective. Upon the filing of a certificate of amendment in the office of the Secretary of State, or upon the future effective date or time of a certificate of amendment as provided for therein, the certificate of trust shall be amended as set forth therein. Upon the filing of a certificate of cancellation or a certificate of merger or consolidation which acts as a certificate of cancellation in the office of the Secretary of State or upon the future effective date or time of a certificate of cancellation or a certificate of merger or consolidation which acts as a certificate of cancellation, as provided for therein, the certificate of trust shall be cancelled.
     (c) A fee as set forth in s 3813(a)(2) of this title shall be paid at the time of the filing of a certificate of trust, a certificate of amendment, a certificate of cancellation or a certificate of merger or consolidation.
     (d) A fee as set forth in s 3813(a)(3) of this title shall be paid for a certified copy of any paper on file as provided for by this chapter, and a fee as set forth in s 3813(a)(4) of this title shall be paid for each page copied.
     (e) Any signature on any certificate authorized to be filed with the Secretary of State under any provision of this chapter may be a facsimile. Any such certificate may be filed by telecopy, fax or similar electronic transmission; provided however, that the Secretary of State shall have no obligation to accept such filing if such certificate is illegible or otherwise unsuitable for processing.

s 3813  Fees.

     (a) No documents required to be filed under this chapter shall be effective until the applicable fee required by this section is paid. The following fees shall be paid to and collected by the Secretary of State for the use of this
State:
          (1) Upon the receipt for filing of an application for reservation of name, and application for renewal of reservation, or notice of transfer or cancellation of reservation pursuant to s 3814 of this title, a fee in the amount of $50.
          (2) Upon the receipt for filing of a certificate of trust, a certificate of amendment, a certificate of cancellation or a certificate of merger or consolidation, a fee in the amount of $100.
          (3) For certifying copies of any paper on file as provided for by this chapter, a fee in the amount of $10 for each copy certified.
          (4) For issuing further copies of instruments on file, whether certified or not, a fee in the amount of $1 per page.
     (b) In addition to those fees charged under subsection (a) of this section, there shall be collected by and paid to the Secretary of State the following:
          (1) For all services described in subsection (a) of this section that are requested to be completed within the same day as the day of the request, an additional sum of up to $200; and
          (2) For all services described in subsection (a) of this section that are requested to be completed within a 24-hour period from the time of the request, an additional sum of up to $100.
The Secretary of State shall establish (and may from time to time alter or amend) a schedule of specific fees payable pursuant to this subsection.
     (c) Except as provided by this section, all other fees for the Secretary of State shall be as provided for in s 2315 of Title 29.

s 3814  Use of names regulated.

     (a) The name of each business trust as set forth in its certificate of trust must be such as to distinguish it upon the records of the office of the Secretary of State from the name of any corporation, limited partnership, business trust or limited liability company reserved, registered, formed or organized under the laws of this State or qualified to do

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business or registered as a foreign corporation, foreign limited partnership or foreign limited liability company in this State; provided however, that a business trust may register under any name which is not such as to distinguish it upon the records of the office of the Secretary of State from the name of any domestic or foreign corporation, limited partnership, business trust or limited liability company reserved, registered, formed or organized under the laws of this State with the written consent of the other corporation, limited partnership, business trust or limited liability company, which written consent shall be filed with the Secretary of State.
     (b) The name of each business trust as set forth in its certificate of trust may contain the name of a beneficial owner, a trustee or any other person.
     (c) The name of each business trust, as set forth in its certificate of trust, may contain the following words: "company," "association," "club," "foundation," "fund," "institute," "society," "union," "syndicate," "limited" or "trust" (or abbreviations of like import).
     (d) The exclusive right to the use of a name may be reserved by:
          (1) Any person intending to form a business trust and to adopt that name; and
          (2) Any business trust registered in this State which proposes to change its name.
     (e) The reservation of a specified name shall be made by filing with the Secretary of State an application, executed by the applicant, together with a duplicate copy, which may either be a signed or conformed copy, specifying the name to be reserved and the name and address of the applicant. If the Secretary of State finds that the name is available for use by a business trust, the Secretary shall reserve the name for the exclusive use of the applicant for a period of 120 days. Once having so reserved a name, the same applicant may again reserve the same name for successive 120-day periods. The right to the exclusive use of a reserved name may be transferred to any other person by filing in the office of the Secretary of State a notice of the transfer, executed by the applicant for whom the name was reserved, together with a duplicate copy, which may be either a signed or conformed copy, specifying the name to be transferred and the name and address of the transferee. The reservation of a specified name may be cancelled by filing with the Secretary of State a notice of cancellation, executed by the applicant or transferee, together with a duplicate copy, which may be either a signed or conformed copy, specifying the name reservation to be cancelled and the name and address of the applicant or transferee. Any duplicate copy filed with the Secretary of State, as required by this subsection, shall be returned by the Secretary of State to the person who filed it or that person's representative with a notation thereon of the action taken with respect to the original copy thereof by the Secretary of State.
     (f) Fees as set forth in s 3813 of this title shall be paid at the time of the initial reservation of any name, at the time of the renewal of any such reservation and at the time of the filing of a notice of the transfer or cancellation of any such reservation.

s 3815  Merger and consolidation.

     (a) Pursuant to an agreement of merger or consolidation, a business trust may merge or consolidate with or into 1 or more business trusts or other business entities formed or organized or existing under the laws of the State or any other state or the United States or any foreign country or other foreign jurisdiction, with such business trust or other business entity as the agreement shall provide being the surviving or resulting business trust or other business entity. Unless otherwise provided in the governing instrument of a business trust, a merger or consolidation shall be approved by each business trust which is to merge or consolidate by all of the trustees and the beneficial owners of such business trust. In connection with a merger or consolidation hereunder, rights or securities of, or interests in, a business trust or other business entity which is a constituent party to the merger or consolidation may be exchanged for or converted into cash, property, rights or securities of, or interests in, the surviving or resulting business trust or other business entity or, in addition to or in lieu thereof, may be exchanged for or converted into cash, property, rights or securities of, or interests in, a business trust or other business entity which is not the surviving or resulting business trust or other business entity in the merger or consolidation. Notwithstanding prior approval, an agreement of merger or consolidation may be terminated or amended pursuant to a provision for such termination or amendment contained in the agreement of merger or consolidation.
     (b) If a business trust is merging or consolidating under this section, the business trust or other business entity surviving or resulting in or from the merger or consolidation shall file a certificate of merger or consolidation in the office of the Secretary of State. The certificate of merger or consolidation shall state:
          (1) The name and jurisdiction of formation or organization of each of the business trust or other business entities which is to merge or consolidate;

          (2) That an agreement of merger or consolidation has been approved and executed by each of the business trusts or other business entities which is to merge or consolidate;
          (3) The name of the surviving or resulting business trust or other business entity;
          (4) The future effective date or time (which shall be a date or time certain) of the merger or consolidation if it is not to be effective upon the filing of the certificate of merger or consolidation;
          (5) That the executed agreement of merger or consolidation is on file at the principal place of business of the surviving or resulting business trust or other business entity, and shall state the address thereof;
          (6) That a copy of the agreement of merger or consolidation will be furnished by the surviving or resulting business trust or other business entity, on request and without cost, to any beneficial owner of any business trust or any person holding an interest in any other business entity which is to merge or consolidate; and
          (7) If the surviving or resulting entity is not a business trust or other business entity formed or organized or existing under the laws of the State of Delaware, a statement that such surviving or resulting other business entity agrees that it may be served with process in the State in any action, suit or proceeding for the enforcement of any obligation of any business trust which is to merge or consolidate, irrevocably appointing the Secretary of State as its agent to accept service of process in any such action, suit or proceeding and specifying the address to which a copy of such process shall be mailed to it by the Secretary of State. In the event of service hereunder upon the Secretary of State, the plaintiff in any such action, suit or proceeding shall furnish the Secretary of State with the address specified in the certificate of merger or consolidation provided for in this section and any other address which the plaintiff may elect to furnish, together with copies of such process as required by the Secretary of State, and the Secretary of State shall notify such surviving or resulting other business entity thereof at all such addresses furnished by the plaintiff by letter, certified mail, return receipt requested. Such letter shall enclose a copy of the process and any other papers served upon the Secretary of State. It shall be the duty of the plaintiff in the event of such service to serve process and any other papers in duplicate, to notify the Secretary of State that service is being made pursuant to this subsection, and to pay the Secretary of State the sum of $50 for use of the State, which sum shall be taxed as part of the costs in the proceeding, if the plaintiff shall prevail therein. The Secretary of State shall maintain an alphabetical record of any such process setting forth the name of the plaintiff and defendant, the title, docket number and nature of the proceedings in which process has been served upon the Secretary, the return date thereof, and the day and hour when the service was made. The Secretary of State shall not be required to retain such information for a period longer than 5 years from the Secretary's receipt of the service of process.
     (c) Any failure to file a certificate of merger or consolidation in connection with a merger or consolidation which was effective prior to July 5, 1990 shall not affect the validity or effectiveness of any such merger or consolidation.
     (d) Unless a future effective date or time is provided in a certificate of merger or consolidation, in which event a merger or consolidation shall be effective at any such future effective date or time, a merger or consolidation shall be effective upon the filing in the office of the Secretary of State of a certificate of merger or consolidation.
     (e) A certificate of merger or consolidation shall act as a certificate of cancellation for a business trust which is not the surviving or resulting entity in the merger or consolidation.
     (f) Notwithstanding anything to the contrary contained in the governing instrument of a business trust, a governing instrument of a business trust containing a specific reference to this subsection may provide that an agreement of merger or consolidation approved in accordance with subsection (a) of this section may:
          (1) Effect any amendment to the governing instrument of the business trust; or
          (2) Effect the adoption of a new governing instrument of the business trust if it is the surviving or resulting business trust in the merger or consolidation.
Any amendment to the governing instrument of a business trust or adoption of a new governing instrument of the business trust made pursuant to the foregoing sentence shall be effective at the effective time or date of the merger or consolidation. The provisions of this subsection shall not be construed to limit the accomplishment of a merger or consolidation or of any of the matters referred to herein by any other means provided for in the governing instrument of a business trust or other agreement or as otherwise permitted by law, including that the governing instrument of any constituent business trust to the merger or consolidation (including a business trust formed for the purpose of consummating a merger or consolidation) shall be the governing instrument of the surviving or resulting business trust.
     (g) When any merger or consolidation shall have become effective under this section, for all purposes of the laws of the State, all of the rights, privileges and powers of each of the business trusts and other business entities that have merged or consolidated, and all property, real, personal and mixed, and all debts due to any of said business trusts and other business entities, as well as all other things and causes of action belonging to each of such business trusts and other business entities, shall be vested in the surviving or resulting business trust or other business entity, and shall thereafter be the property of the surviving or resulting business trust or other business entity as they were of each of the business trusts and other business entities that have merged or consolidated, and the title to any real property vested by deed or otherwise, under the laws of the State, in any of such business trusts and other business entities, shall not revert or be in any way impaired by reason of this chapter; but all rights of creditors and all liens upon any property of any of said business trusts and other business entities shall be preserved unimpaired, and all debts, liabilities and duties of each of the said business trusts and other business entities that have merged or consolidated shall thenceforth attach to the surviving or resulting business trust or other business entity, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

s 3816  Derivative actions.

     (a) A beneficial owner may bring an action in the Court of Chancery in the right of a business trust to recover a judgment in its favor if trustees with authority to do so have refused to bring the action or if an effort to cause those trustees to bring the action is not likely to succeed.
     (b) In a derivative action, the plaintiff must be a beneficial owner at the time of bringing the action and:
          (1) At the time of the transaction of which the plaintiff complains;
or
          (2) Plaintiff's status as a beneficial owner had devolved upon plaintiff by operation of law or pursuant to the terms of the governing instrument of the business trust from a person who was a beneficial owner at the time of the transaction.
     (c) In a derivative action, the complaint shall set forth with particularity the effort, if any, of the plaintiff to secure initiation of the action by the trustees, or the reasons for not making the effort.
     (d) If a derivative action is successful, in whole or in part, or if anything is received by a business trust as a result of a judgment, compromise or settlement of any such action, the Court may award the plaintiff reasonable expenses, including reasonable attorney's fees. If anything is so received by the plaintiff, the Court shall make such award of plaintiff's expenses payable out of those proceeds and direct plaintiff to remit to the business trust the remainder thereof, and if those proceeds are insufficient to reimburse plaintiff's reasonable expenses, the Court may direct that any such award of plaintiff's expenses or a portion thereof be paid by the business trust.
     (e) A beneficial owner's right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the business trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the business trust join in the bringing of the derivative action.

s 3817  Indemnification.

     (a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.
     (b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

s 3818  Reserved power of State to amend or repeal chapter.

     All provisions of this chapter may be altered from time to time or repealed and all rights of business trusts, trustees, beneficial owners and other persons are subject to this reservation.

s 3819  Construction and application of chapter and governing instrument.

     (a) The rule that statutes in derogation of the common law are to be strictly construed shall have no application to this chapter.

     (b) It is the policy of this chapter to give maximum effect to the principle of freedom of contract and to the enforceability of governing instruments.

s 3820  Short title.

     This chapter may be cited as the "Delaware Business Trust Act."

                           DELAWARE 1996 SESSION LAWS
              SECOND REGULAR SESSION OF THE 138TH GENERAL ASSEMBLY



                                     Ch. 548
                                  S.B. No. 332
                       BUSINESS TRUSTS--GENERAL AMENDMENTS

     AN ACT TO AMEND CHAPTER 38, TITLE 12 OF THE DELAWARE CODE RELATING TO BUSINESS TRUSTS.

         BE IT ENACTED BY THE GENERAL ASSEMBLY OF THE STATE OF DELAWARE:

                            -- DE ST TI 12 s 3801 --

     Section 1. Amend s 3801(a), Title 12 of the Delaware Code by deleting the words "trust instrument" in clause (i) thereof and substituting in lieu thereof the words "governing instrument".
     Section 2. Amend s 3801(f), Title 12 of the Delaware Code by deleting the word "and" as it appears at the end of paragraph (1) thereof; by deleting the "." as it appears at the end of paragraph (2) thereof and substituting in lieu thereof "; and"; and by adding a new paragraph (3) to read as follows:

                            -- DE ST TI 12 s 3801 --

     "(3) may contain any provision that is not inconsistent with law or with the information contained in the certificate of trust."
     Section 3. Amend s 3803, Title 12 of the Delaware Code by adding a new subsection (d) thereto to read as follows:

                            -- DE ST TI 12 s 3803 --

     "(d) No obligation of a beneficial owner or trustee of a business trust to the business trust arising under the governing instrument or a separate agreement in writing, and no note, instrument or other writing evidencing any such obligation of a beneficial owner or trustee, shall be subject to the defense of usury, and no beneficial owner or trustee shall interpose the defense of usury with respect to any such obligation in any action."
     Section 4. Amend s 3804(g), Title 12 of the Delaware Code by adding a new sentence thereto to read as follows:

                            -- DE ST TI 12 s 3804 --

     "The Court of Chancery shall have jurisdiction over business trusts to the same extent as it has jurisdiction over common law trusts formed under the laws of the State of Delaware."
     Section 5. Amend s 3808, Title 12 of the Delaware Code by adding new subsections (c) through (e) thereto to read as follows:

                            -- DE ST TI 12 s 3808 --

     "(c) In the event that a business trust does not have perpetual existence, a business trust is dissolved and its affairs shall be wound up at the time or upon the happening of events specified in the governing instrument.
     (d) Upon dissolution of a business trust and until the filing of a certificate of cancellation as provided in s 3810 of this Chapter, the persons who under the governing instrument of the business trust are responsible for winding up the business trust's affairs may, in the name of, and for and on behalf of, the business trust, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business trust business, dispose of and convey the business trust property, discharge or make reasonable provision for the business trust liabilities, and distribute to the beneficial owners any remaining assets of the business trust.
     (e) A business trust which has dissolved shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the business trust and all claims and obligations which are known to the business trust but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision for payment shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Unless otherwise provided in the governing instrument of a business trust, any remaining assets shall be distributed to the beneficial owners. Any person, including any trustee, who under the governing instrument of the business trust is responsible for winding up a business trust's affairs who has complied with this subsection shall not be personally liable to the claimants of the dissolved business trust by reason of such person's actions in winding up the business trust."
     Section 6. Amend s 3810(a), Title 12 of the Delaware Code by redesignating paragraph "(2)" thereof as paragraph "(3)" thereof and by adding a new paragraph
(2) to read as follows:

                            -- DE ST TI 12 s 3810 --

     "(2) A business trust is formed at the time of the filing of the initial certificate of trust in the Office of the Secretary of State or at any later date or time specified in the certificate of trust if, in either case, there has been substantial compliance with the requirements of this section."

                            -- DE ST TI 12 s 3809 --

     Section 7. Amend s 3809, Title 12 of the Delaware Code by deleting the words "for purposes of taxation under Title 30 of this Code" and substituting in lieu thereof the words "for purposes of any tax imposed by this State or any instrumentality, agency or political subdivision of this State."
     Section 8. Amend s 3810(b)(2), Title 12 of the Delaware Code by striking the first sentence of said subsection in its entirety and substituting in lieu thereof a new sentence to read as follows:

                            -- DE ST TI 12 s 3810 --

     "Except to the extent otherwise provided in the certificate of trust or in the governing instrument of a business trust, a certificate of trust may be amended at any time for any purpose as the trustees may determine."
     Section 9. Amend s 3810, Title 12 of the Delaware Code by adding new subsections (e) and (f) thereto to read as follows:

                            -- DE ST TI 12 s 3810 --

     "(e) Whenever any certificate authorized to be filed with the Office of the Secretary of State under any provision of this Chapter has been so filed and is an inaccurate record of the action therein referred to, or was defectively or erroneously executed, such certificate may be corrected by filing with the Office of the Secretary of State a certificate of correction of such certificate. The certificate of correction shall specify the inaccuracy or defect to be corrected, shall set forth the portion of the certificate in corrected form and shall be executed and filed as required by this Chapter. In lieu of filing a certificate of correction the certificate may be corrected by filing with the Office of the Secretary of State a corrected certificate which shall be executed and filed in accordance with this Chapter. The corrected certificate shall be specifically designated as such in its heading, shall specify the inaccuracy or defect to be corrected, and shall set forth the entire certificate in corrected form. The corrected certificate shall be effective as of the date the original certificate was filed, except as to those persons who are substantially and adversely affected by the corrections, and as to those persons the corrected certificate shall be effective from the filing date.
     (f) If any certificate filed in accordance with this Chapter provides for a future effective date or time and if the transaction is terminated or amended to change the future effective date or time prior to the future effective date or time, the certificate shall be terminated or amended by the filing, prior to the future effective date or time set forth in such original certificate, of a certificate of termination or amendment of the original certificate, executed and filed in accordance with this Chapter, which shall identify the original certificate which has been terminated or amended and shall state that the original certificate has been terminated or amended."

                            -- DE ST TI 12 s 3811 --

     Section 10. Amend s 3811(a)(2), Title 12 of the Delaware Code by adding after the words "A certificate of amendment" the words ", a certificate of correction, a certificate of termination or amendment, and a restated certificate of trust".

                            -- DE ST TI 12 s 3811 --

     Section 11. Amend s 3811(a)(4), Title 12 of the Delaware Code by adding at four places in said subsection immediately following the words "certificate of merger or consolidation", the words "or certificate of termination or amendment of a merger or consolidation".
     Section 12. Amend s 3811, Title 12 of the Delaware Code by redesignating subsection "(b)" thereof as subsection "(c)" thereof and by adding new subsection (b) thereto, to read as follows:

                            -- DE ST TI 12 s 3811 --

     "(b) Unless otherwise provided in the governing instrument, any person may sign any certificate or amendment thereof or enter into a governing instrument or amendment thereof by any agent, including any attorney-in-fact. An authorization, including a power of attorney, to sign any certificate or amendment thereof or to enter into a governing instrument or amendment thereof need not be in writing, need not be sworn to, verified or acknowledged, and need not be filed in the Office of the Secretary of State, but if in writing, must be retained by the business trust or a trustee or other person authorized to manage the business and affairs of the business trust."
     Section 13. Amend s 3812, Title 12 of the Delaware Code by striking said section in its entirety and substituting in lieu thereof a new section to read as follows:

                            -- DE ST TI 12 s 3812 --

"s 3812. Filing of certificate

     (a) Any certificate authorized to be filed with the Office of the Secretary of State under any provision of this Chapter (or any judicial decree of amendment or cancellation) shall be delivered to the Office of the Secretary of State for filing. A person who executes a certificate as an agent or fiduciary need not exhibit evidence of his authority as a prerequisite to filing. Unless the Secretary of State finds that any certificate does not conform to law, upon receipt of all filing fees required by law he shall:
     (1) Certify that the certificate (or any judicial decree of amendment or cancellation) has been filed in his office by endorsing upon the filed certificate (or judicial decree) the word "Filed", and the date and hour of the filing. This endorsement is conclusive of the date and time of its filing in the absence of actual fraud;
     (2) File and index the endorsed certificate (or judicial decree);  and
     (3) Prepare and return to the person who filed it or his representative a copy of the filed certificate (or judicial decree), similarly endorsed, and shall certify such copy as a true copy of the filed certificate (or judicial decree).
     (b) Upon the filing of a certificate of trust in the Office of the Secretary of State, or upon the future effective date or time of a certificate of trust as provided for therein, the certificate of trust shall be effective. Upon the filing of a certificate of amendment (or judicial decree of amendment), certificate of correction, corrected certificate, or restated certificate in the Office of the Secretary of State, or upon the future effective date or time of a certificate of amendment (or judicial decree of amendment) or restated certificate as provided for therein, the certificate of trust shall be amended or restated as set forth therein. Upon the filing of a certificate of cancellation (or a judicial decree thereof) or a certificate of merger or consolidation which acts as a certificate of cancellation in the Office of the Secretary of State, or upon the future effective date or time of a certificate of cancellation (or a judicial decree thereof) or a certificate of merger or consolidation which acts as a certificate of cancellation, as provided for therein, the certificate of trust shall be canceled.

Upon the filing of a certificate of termination or amendment, the original certificate identified in the certificate of termination or amendment shall be terminated or amended, as the case may be.
     (c) A fee as set forth in s 3813(a)(2) of this Title shall be paid at the time of the filing of a certificate of trust, a certificate of amendment, a certificate of correction, a corrected certificate, a certificate of termination or amendment, a certificate of cancellation, a certificate of merger or consolidation or a restated certificate.
     (d) A fee as set forth in s 3813(a)(3) of this Title shall be paid for a certified copy of any certificate on file as provided for by this Chapter, and a fee as set forth in s 3813(a)(4) of this Title shall be paid for each page copied.
     (e) Any signature on any certificate authorized to be filed with the Secretary of State under any provision of this Chapter may be a facsimile, a conformed signature or an electronically transmitted signature. Any such certificate may be filed by telecopy, fax or similar electronic transmission; provided, however, that the Secretary of State shall have no obligation to accept such filing if such certificate is illegible or otherwise unsuitable for processing.
     (f) The fact that a certificate of trust is on file in the Office of the Secretary of State is notice that the entity formed in connection with the filing of the certificate of trust is a business trust formed under the laws of the State of Delaware and is notice of all other facts set forth therein which are required to be set forth in a certificate of trust by s 3810(a)(1) and (2) of this Title and is notice of the limitation on liability of a series of a business trust which is permitted to be set forth in a certificate of trust by s 3804(a) of this Title."

                            -- DE ST TI 12 s 3813 --

     Section 14. Amend s 3813(a)(2), title 12 of the Delaware Code by adding after the word "consolidation", the words "a certificate of correction, a corrected certificate, a certificate of termination or amendment or a restated certificate".
     Section 15. Amend s 3815, Title 12 of the Delaware Code by adding a new subsection (h) thereto to read as follows:

                            -- DE ST TI 12 s 3815 --

     "(h) A governing instrument or an agreement of merger or consolidation may provide that contractual appraisal rights with respect to a beneficial interest or another interest in a business trust shall be available for any class or group of beneficial owners or beneficial interests in connection with any amendment of a governing instrument, any merger or consolidation in which the business trust is a constituent party to the merger or consolidation, or the sale of all or substantially all of the business trust's assets. The Court of Chancery shall have jurisdiction to hear and determine any matter relating to any such appraisal rights."
     Section 16. Amend ss 3818, 3819 and 3820, Title 12 of the Delaware Code by redesignating said sections as ss 3820, 3821 and 3822 and by adding new ss 3818 and 3819 to read as follows:

                      -- DE ST TI 12 s 3818, 3819, 3820 --

                      -- DE ST TI 12 s 3820, 3821, 3822 --

                            -- DE ST TI 12 s 3818 --

"s 3818. Treasury interests

     Except to the extent otherwise provided in the governing instrument of a business trust, a business trust may acquire, by purchase, redemption, or otherwise, any beneficial interest in the business trust held by a beneficial owner of the business trust. Except to the extent otherwise provided in the governing instrument of a business trust, any such interest so acquired by a business trust shall be deemed canceled.

                            -- DE ST TI 12 s 3819 --

s 3819. Access to and confidentiality of information;  records

     (a) Except to the extent otherwise provided in the governing instrument of a business trust, each beneficial owner of a business trust has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the trustees, to obtain from the business trust from time to time upon reasonable demand for any purpose reasonably related to the beneficial owner's interest as a beneficial owner of the business trust:
     (1) A copy of the governing instrument and certificate of trust and all amendments thereto, together with copies of any written powers of attorney pursuant to which the governing instrument and any certificate and any amendments thereto have been executed;
     (2) A current list of the name and last known business, residence or mailing address of each beneficial owner and trustee;
     (3) Information regarding the business and financial condition of the business trust; and
     (4) Other information regarding the affairs of the business trust as is just and reasonable.
     (b) Except to the extent otherwise provided in the governing instrument of a business trust, each trustee shall have the right to examine all the information described in subsection (a) of this section for any purpose reasonably related to his position as a trustee.
     (c) Except to the extent otherwise provided in the governing instrument of a business trust, the trustees of a business trust shall have the right to keep confidential from the beneficial owners, for such period of time as the trustees deem reasonable, any information that the trustees reasonably believe to be in the nature of trade secrets or other information the disclosure of which the trustees in good faith believe is not in the best interest of the business trust or could damage the business trust or its business or which the business trust is required by law or by agreement with a third party to keep confidential.
     (d) A business trust may maintain its records in other than a written form if such form is capable of conversion into a written form within a reasonable time.
     (e) Any demand by a beneficial owner or trustee under this section shall be in writing and shall state the purpose of such demand."

                                    SYNOPSIS

     Section 1. The purpose of this section is to clarify that the agreement pursuant to which a business trust is created is its governing instrument, as that term is defined in the Act.
     Section 2. The purpose of this section is to allow a certain degree of predictability for third parties dealing with a business trust, if the trustees and the beneficial owners so desire. This section is consistent with the common law principle that third parties' dealings with a business trust may be based on contractual consent as to matters stated in its governing instrument. See e.g. Pennsylvania Co. for Insurance on Lives and Granting Annuities v. Wallace, 31 A.2d 71, 80 (Pa.Supr.1943).
     Section 3. The purpose of this section is to provide that the defense of usury is not available with respect to an obligation of a beneficial owner or trustee of a business trust to the business trust.
     Section 4. This section confirms that the Court of Chancery has jurisdiction over business trusts and any contested matters relating to the internal affairs of a business trust, the rights, duties and liabilities of its trustees and beneficial owners or the interpretation of its governing instrument.
     Section 5. This section clarifies the procedures for the dissolution and termination of a business trust, including the discharge of claims.
     Section 6. This section clarifies the time upon which a business trust is formed.
     Section 7. This section eliminates an ambiguity in existing law by making it clear that the classification of a Delaware business trust for federal income tax purposes will govern its classification for not only any tax imposed by this State but also any tax imposed by any instrumentality, agency or political subdivision of this State.
     Section 8. The purpose of this section is to avoid circumvention by trustees of limitations on their powers contained in the certificate of trust or in the governing instrument.
     Section 9. This section provides for the use of a certificate of correction and corresponds to similar provisions found in the laws governing other Delaware entities.
     Section 10 through 14. These sections make various technical corrections to the filing and execution provisions of the Act and correspond to similar provisions found in the laws governing other Delaware entities.

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     Section 15. This section clarifies that the beneficial owners are permitted to be granted contractual appraisal rights with respect to their beneficial interests in a business trust upon a merger or consolidation and other similar transactions.
     Section 16. This section adds new provisions to the Act dealing with treasury interests and access to information by beneficial owners of a business trust.

Approved July 18, 1996.

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